UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2017
NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 13, 2017, Nexeo Solutions, Inc. (the “Company”) entered into a Waiver and Consent Agreement (the “Waiver”) whereby it waived the limitation on the size of the Company’s Board of Directors (the “Board”) set forth in Section 3.2 of the Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among Nexeo Holdco, LLC, WL Ross Sponsor LLC and the Company (as amended to date, the “Shareholders’ Agreement”). The Waiver permits the size of the Board to be increased from nine members to ten members. This summary of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2017, the Board increased its size to ten members and appointed Brian A. Selmo to the Board to fill the vacancy created by such increase. Mr. Selmo was appointed as a Class II director with his term expiring at the Company’s 2018 annual meeting of stockholders. The Board has not yet appointed Mr. Selmo to serve on any committees of the Board.

Mr. Selmo, age 39, is a Partner with First Pacific Advisors, LLC ("FPA") where he serves as Portfolio Manager and Director of Research for the Contrarian Value Strategy at FPA, and Vice President and Portfolio Manager for FPA Crescent Fund and Source Capital, Inc. He joined FPA in 2008. Prior to joining FPA, Mr. Selmo was Portfolio Manager of Eagle Lake Capital, LLC/ Coast Asset Management, LLC from 2003 to 2008. Previously, he was an analyst at Third Avenue Management from 2001 to 2003 and Rothschild, Inc. from 2000 to 2001. Mr. Selmo holds a B.S. degree in Economics (with honors) from The Johns Hopkins University in 2000, where he graduated Phi Beta Kappa. He is a CFA Charterholder.

Mr. Selmo’s significant industry experience allows him to provide instrumental leadership and strategic business planning experience to the Board.

There are no arrangements or understandings between Mr. Selmo and any other person pursuant to which he was elected to the Board. Based on their latest Form 4 filed with the Securities and Exchange Commission, First Pacific Advisors, LLC and certain of its affiliates beneficially own approximately 28.7% of the outstanding common stock of the Company.

Mr. Selmo is expected to enter into an indemnification agreement with the Company similar to the indemnification agreements that the Company has entered into with its other directors. The Board has determined that Mr. Selmo is an independent director under the rules of NASDAQ. He will receive the standard non-executive director compensation as more fully described in the Company’s Proxy Statement dated December 15, 2016 under the heading “Executive and Director Compensation-Directors Fees”.

A copy of the press release issued by the Company on September 15, 2017 related to these matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION

10.1	Waiver and Consent Agreement made as of September 13, 2017 by and among Nexeo Solutions, Inc. and Nexeo Holdco, LLC

99.1	Press Release issued by the Company on September 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: September 15, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	Waiver and Consent Agreement made as of September 13, 2017 by and among Nexeo Solutions, Inc. and Nexeo Holdco, LLC

99.1	Press Release issued by the Company on September 15, 2017